POWER OF ATTORNEY

The undersigned, as a Trustee or Officer of PFM Funds (the "Trust"), hereby constitutes and appoints Barbara L. Fava, Debra J. Goodnight and Daniel R. Hess, and each of them, with full powers of substitution as his or her true and lawful attorneys and agents to execute in his or her name and on his or her behalf in any and all capacities any and all Post-effective Registration Statements on Form N-1A filed by the Trust with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended, and any and all instruments which such attorneys and agents, or any of them, deem necessary or advisable to enable the Trust to comply with such Acts, the rules, regulations and requirements of the Commission, and the securities or Blue Sky laws of any state or other jurisdiction, and the undersigned hereby ratifies and confirms as his or her own act and deed any and all acts that such attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. Any one of such attorneys and agents have, and may exercise, all of the powers hereby conferred.

Each of the undersigned hereby executes this Power of Attorney, which shall not be affected by the disability of the undersigned, as of this 29th day of October, 2012.

/s/ Larry W. Davenport
Larry W. Davenport